UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STONEMOR PARTNERS L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0103159
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

155 Rittenhouse Circle	19007
Bristol, Pennsylvania	(Zip Code)
(Address of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this Form relates: 333-114354.

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units representing limited partner interests	The Nasdaq National Market

Explanatory Note

This Registration Statement on Form 8-A replaces and supercedes in its entirety the Registration Statement on Form 8-A filed by StoneMor Partners L.P., a Delaware limited partnership (the “Registrant”), on August 5, 2004. This Registration Statement on
Form 8-A is being filed to register securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Item 1. Description of Registrant’s Securities to be Registered.

A description of common units representing limited partner interests of the Registrant, is set forth under the captions “Prospectus Summary,” “Cash Distribution Policy,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-114354) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on April 9, 2004. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-114354), initially filed with the Securities and Exchange Commission on April 9, 2004 — incorporated herein by reference.

2.	Certificate of Limited Partnership of the Registrant — incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3.	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

4.	Specimen Unit Certificate for the Common Units — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

`	STONEMOR PARTNERS L.P.

	By:	STONEMOR GP LLC Its General Partner

Date: August 23, 2004	By:	/s/ Lawrence Miller
Name: Lawrence Miller Title: Chief Executive Officer, President and Chairman of the Board of Directors

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INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-114354), initially filed with the Securities and Exchange Commission on April 9, 2004 — incorporated herein by reference.

2.	Certificate of Limited Partnership of the Registrant — incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3.	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

4.	Specimen Unit Certificate for the Common Units — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

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